Exhibit 10.31

AMENDMENT NO. 1 TO SECURED CONVERTIBLE DEBENTURE

THIS AMENDMENT TO SECURED CONVERTIBLE DEBENTURE (the “Amendment”) is made as of March 1, 2004, by and between AEROGEN, INC., a Delaware corporation (the “Borrower”) and the CARPENTER 1983 FAMILY TRUST UA, or its registered assigns (the “Holder”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture and Purchase Agreement (each as defined below);

WHEREAS, the Borrower issued that certain Secured Convertible Debenture dated January 23, 2004 (the “Debenture”) to the Holder, and a warrant dated January 23, 2004 pursuant to that certain Loan and Securities Purchase Agreement, dated as of January 23, 2004, executed by and between the Borrower and the Holder (as so amended, the “Purchase Agreement”);

WHEREAS, the Borrower is in the process of selling and issuing shares of the Company’s Series A-1 Preferred Stock and warrants to purchase shares of the Company’s Common Stock (the “Private Placement”) on the terms and conditions set forth in that certain Purchase Agreement by and among the Borrower and the investors named therein, and attached as Exhibit A hereto (the “Private Placement Purchase Agreement”);

WHEREAS, in order to effect the Private Placement, the Borrower has requested that the Holder  consent to extend the maturity date of the Debenture to June 1, 2004, and the Holder is willing to so consent, based on the representations, and subject to the terms and conditions, set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, each of the Borrower and the Holder agree as follows:

1.             Amendment.  The Debenture and Purchase Agreement are amended as follows:

1.1          The Maturity Date of the Debenture is amended from March 1, 2004 to June 1, 2004.

1.2          The reference to March 1, 2004 in the definition of Debenture in Section 1.1 of the  Purchase Agreement, as amended, shall now be June 1, 2004.

2.             Waiver.  Holder waives any default or breach by Borrower of the Debenture, Purchase Agreement or related agreements for failure to repay the Debenture prior to this Amendment.

3.             Interest.  Interest on the Debenture will continue to accrue through June 1, 2004.

4.             Counterpart.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date set forth in the first paragraph hereof.

BORROWER:		HOLDER:

Aerogen, Inc.		CARPENTER 1983 FAMILY TRUST UA

By:	/s/ Robert Breuil	By:	/s/ Jane Shaw
	Robert Breuil		Jane Shaw
	Chief Financial Officer		Authorized Signatory

		By:	/s/ Peter Carpenter
Peter Carpenter
Authorized Signatory

EXHIBIT A

PRIVATE PLACEMENT PURCHASE AGREEMNT

[Filed separately as Exhibit 10.24 of the Company's Current Report on Form 8-K, filed on March 26, 2004.]